                                                                     EXHIBIT 3.2

[Illegible]                     STATE OF NEVADA               Telephone 775.684.5708
Secretary of State      OFFICE OF THE SECRETARY OF STATE      Fax 775.684.5725
                           101 N. CARSON ST., STE. 3          Website http://sos.state.nv.us
                         CARSON CITY, NEVADA 89701-4786       Filing Fee:


          CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION          FILED #
                      FOR PROFIT NEVADA CORPORATIONS
      (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)              JUNE 30, 2000
                           -REMIT IN DUPLICATE-                                   [Illegible]
                                                                             [Signature Illegible]
                                                                         [Illegible] SECRETARY OF STATE

1.  Name of corporation: Hyseq, Inc.

2. The articles have been amended as follows (provide article numbers, if available):


                                  SEE ATTACHED


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in ??? of the amendment is: 76.82.

Signatures:

/s/ George B. Rathmann                       /s/ James N. Fletcher
----------------------------------           ----------------------------------
President or Vice President                  Secretary or Asst. Secretary
(acknowledgement required)                   (acknowledgement not required)

State of: California

County of: Santa Clara

This instrument was acknowledged before me on June 29th, 2000 by
George B. Rathmann (Name of Person)
as President
James N. Fletcher
as designated to sign this
certificate of Hyseq, Inc.
(name on behalf of whom instrument was executed)




      Kimberly Anne Pereira
----------------------------------
     Notary Public Signature

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit with the proper fees may cause this filing to be rejected.
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                                 ATTACHMENT TO
                    CERTIFICATE OF AMENDMENT FOR HYSEQ, INC.
                               FILED PURSUANT TO
               SECTION 78.390, GENERAL CORPORATION LAW OF NEVADA

     FOURTH: The number and classes and/or series of shares the Corporation is authorized to issue is as follows:

     NUMBER OF
     AUTHORIZED
       SHARES             CLASS OR SERIES              PAR VALUE
     ----------           ---------------              ---------
      3,000,000   Preferred Stock Series A               $.001
      5,000,000   All Other Series Preferred Stock        .001
    100,000,000   Common Stock                            .001

No other provisions of Article Fourth of the Amended and Restated Articles of Incorporation, as amended or of the Amended and Restated Articles of Incorporation, as amended are to be amended.